EXHIBIT 10(iii)(A)(1)


Bankers Trust Company
130 Liberty Street, New York, New York 10006



	Frank N. Newman                     Mailing Address:
	Chairman of the Board               P.O. Box 318
	        and                         Church Street Station
	Chief Executive Officer             New York, New York 10008
	Tel:	212-250-9088
	Fax:	212-669-6000



September 9, 1996


By Facsimile

Mr. David Marshall
115 Hazelton Avenue
Toronto, Ontario
M5R 2E4


Dear David:

	It gives me great pleasure to extend to you the following offer of employment.

	You will be responsible for the firm's information systems and will be a member of the Management Committee. For the term of this agreement, you will report to me, as Chief Executive Officer of the Bankers Trust New York Corporation ("the Parent") and Bankers Trust Company (the "Company"). Your services shall be principally performed, and your office shall be located, in New York City.

	Your corporate title for the Parent will be Executive Vice President, and subject to approval by the Board, Senior Managing Director for the Company.
 Your functional title for both the Parent and Company will be Chief
 Information Officer.

	Your annual base salary will be US$325,000 paid monthly in equal installments. Your annual base salary will be subject to annual review by the Parent's compensation committee in accordance with the Parent's practice and may be increased from time to time at the sole discretion of the compensation committee.

	On your start date, on or about October 15, 1996, hereinafter the "Commencement Date", you will receive:

	A special one-time payment of US$470,000 (less mandatory deductions),

	60,000 units from the Partnership for One Hundred Plan (POP),

	25,000 units from the Partnership Equity Plan,

	40,000-share stock option award, and,

	A US$70,000 contribution to your ADCAP account.

	Your above-mentioned stock options, as well as the options granted to you in respect of services for 1997 and 1998 as described below, are to be awarded under the terms and conditions of the Parent's Stock Option and Stock Award Plan. The exercise price of stock options will be based on the average of the high and low trading prices of the Parent's common stock on the respective grant dates as shown on the New York Stock Exchange transactions tape. In addition, stock options have a term of 10 years from the date of grant, will be subject to accelerated vesting under the Plan, as described below, and will vest on the first anniversary of the date of each such grant.

	For your services in 1996, you will also receive a guaranteed minimum bonus of $675,000 (less mandatory deductions).  Payment of the net after-tax amount will be paid on the date that the firm normally pays bonus awards to senior management (usually, in the following January).

	For your services in 1997, you will receive the following in addition to your base salary:

	A guaranteed minimum bonus of US$750,000 (less mandatory deductions) on the day that performances bonuses are normally paid to senior management.

	A 50,000-share stock option award to be granted on the normal award date (usually in June).

	50,000 units in the Partnership Equity Plan (PEP).

	A $70,000 contribution to your ADCAP account.

	For your services in 1998, you will receive the following in addition to your base salary:

	A guaranteed minimum bonus of US$850,000 (less mandatory deductions) on the day that performances bonuses are normally paid to senior management.

	A 50,000-share stock option award to be granted on the normal award date (usually in June).

	50,000 units in the Partnership Equity Plan (PEP).

	A $70,000 contribution to your ADCAP account.


	Bonus awards to managing directors of the firm are payable 70% in cash and 30% in equity of the firm, under the Equity Participation Plan.

	In connection with your relocation to New York, you will be reimbursed or paid directly for reasonable relocation expenses for you and your family.
 For these purposes, relocation expenses include:

	House-hunting expenses to include all travel, hotel, ground transportation and childcare expenses for you and your spouse.

	Temporary living expenses for you and your family for up to nine (9) months from the Commencement Date.

	Home buy-out of your existing residence based on the average of two independent appraisals.

	Usual and customary closing costs on the sale of your existing home (including brokerage commissions) and on the acquisition of your new home, including two points on any acquisition mortgage and any brokerage commissions paid by you in connection with such purchase.

	Travel expenses and the cost of moving your household goods.

	A relocation allowance of $50,000.

	The above relocation allowance and all reimbursements and payments of relocation expenses will be grossed-up for tax purposes.

	During the term of your employment with either the Company or Parent you will be entitled to participate in all employee benefit plans, programs and arrangements of the Parent or any of its affiliates now or hereinafter made available to any senior executives of the Company or Parent on a basis no less favorable than is made available to any other such senior executives (including, without limitation, each plan, program or arrangement providing for retirement benefits, supplemental and excess retirement benefits, annual and long-term incentive compensation, stock options, group life insurance, accident and death insurance, medical and dental insurance, sick leave, disability benefits and fringe benefits and perquisites).

	In addition, you will be entitled to at least five (5) weeks paid vacation per calendar year and you shall receive prompt reimbursement from the Company or Parent for all reasonable out-of-pocket expenses incurred by you in performing your duties for the Company or Parent.

	You will be afforded the same indemnification protection regarding directors and officers liability that the Company and Parent provide to their senior executive officers and directors.  In addition, you will be covered by any directors and officers liability policy generally in force for the Company's and Parent's senior executive officers and directors.

	Our offer is contingent upon your completing our standard employment package.
 The package includes an employment application, a security data sheet, a personal information form, and confirmation of employment authorization
 (which will include completing the Immigration and Naturalization Service's
 Form I-9).  You will also have to read and sign the Substance Abuse Policy
 Employee Acknowledgment Form which is enclosed in the envelope marked
 "Medical Evaluation."  In addition, it will be necessary for you to successfully complete a medical evaluation, a background investigation, including, but not limited to, a credit investigation, and all other components of the Company's and Parent's pre-employment screening process to the Company's and Parent's satisfaction.

	You may schedule an appointment for your medical evaluation by calling Peter
 Gurney of Human Resources at (212) 250-2219.  Please complete and bring the forms in the envelope marked "Medical Evaluation" to your appointment.  You will be eligible to start employment once you have received notification of the successful completion of your medical evaluation and credit investigation which we estimate will take 48 hours.

	The Parent recently reviewed its policies and procedures as they relate to the handling of information of a proprietary or confidential nature.
 Included in this policy is a requirement that all employee and related accounts be maintained in designated accounts from Bankers Trust, Fleet Corporation or Smith Barney, Inc. Additional information pertaining to this policy can be found in the Bankers Trust employee booklet entitled, "Confidential Information, Insider Trading and Related Matters."

	Pursuant to new SEC rules pertaining to equity-based compensation plans, all equity awards included in this letter are subject to approval of the Board of Directors of the Parent.

	In the event that before the third anniversary of the Commencement date, the term of this agreement, your employment is terminated by the Parent and
 Company other than for Cause (as defined in the Parent's Separation Policy), the following will occur:

	All cash due you from your annual base salary and guaranteed bonuses as provided in this agreement, to the extent not previously paid will be immediately paid out to you as a lump-sum, net of applicable withholding taxes;

	Your POP Unit Award will immediately vest. Your POP Units will remain in the plan and will be cash valued and paid to you at the earlier of the end of the Plan's five-year performance period or upon the stock price reaching $100;

	All PEP units provided by this agreement, to the extent not yet converted into book-entry shares of stock under the terms of the plan, will have a guaranteed cash-value of $25.00 per unit and be immediately distributed to you; and,

	All stock options as provided in this agreement which had been granted to you prior to the off-payroll date, which have not vested on the off-payroll date, will vest and become immediately exercisable.

	Following the term of this agreement, you will be subject to the provisions of the Parent's standard separation policy.

	Upon a Change of Control, all guaranteed bonuses, PEP shares/units, stock options, and POP units will vest and be distributed in accordance with the provisions of the Parent's Change of Control Policy.

	Needless to say, we are all very enthusiastic at the prospect of your joining Bankers Trust. Please sign and return one copy of this letter upon your acceptance of our offer. Call me if you have any questions regarding our offer.


							Sincerely,



						  /S/FRANK N. NEWMAN
							Frank N. Newman





Agreed to:



  /S/DAVID MARSHALL
	David Marshall



	September 9, 1996
	Date


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Bankers Trust Company
130 Liberty Street, New York, New York 10006